EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-82953 and 333-18929 and Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692, 2-66654, 333-118976, 333-118977, and 333-124964 of Noble Energy, Inc. of our report dated February 15, 2007, relating to the financial statements of Alba Plant LLC, which appears in this Annual Report on Form 10-K for the year ended December 31, 2006.

PRICEWATERHOUSECOOPERS LLP

Houston, TX
February 23, 2007